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Exhibit 23.3

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERTS

April 6, 2004

Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, Georgia 30076

Ladies and Gentlemen:

        We hereby consent to the use of the name Taylor Consulting Group, Inc. and of references to Taylor Consulting Group, Inc. and to the inclusion of and references to our report, or information contained therein, dated March 31, 2003, prepared for Witness Systems, Inc. in the Annual Report on Form 10-K of Witness Systems, Inc. for the year ended December 31, 2003.

Sincerely,
 Taylor Consulting Group, Inc.

/s/ MICHAEL HALLIWELL

Michael Halliwell
Managing Director

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  Exhibit 23.3
CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERTS